UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

TORREYPINES THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25571	86-0883978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 623-5665

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 11, 2008, TPTX, Inc. (“TPTX”), a wholly owned subsidiary of TorreyPines Therapeutics, Inc. (the “Company”) entered into an agreement to borrow $3,600,000 (the “Loan”) pursuant to a Loan and Security Agreement (the “Agreement”) with Comerica Bank (the “Bank”). The Loan is secured by a security interest in substantially all of the Company’s assets granted pursuant to a Third Party Security Agreement between the Company and the Bank. The collateral under the Third Party Security Agreement includes the Company’s rights to payment arising from the sale, license or other disposition of the Company’s intellectual property and to the underlying intellectual property if necessary to enforce the security interest in such payments. Pursuant to the terms of the Agreement, the Company also executed an Unconditional Guaranty of TPTX’s obligations under which the Company irrevocably guaranteed the prompt and complete payment of all amounts that TPTX owes to the Bank and performance by TPTX of the Agreement and any other agreements between TPTX and the Bank. The outstanding principal under the Loan will bear interest at a rate equal to 1.00% above the Bank’s prime rate and will mature on June 11, 2011.

In connection with the Agreement, the Company issued to Bank a warrant to purchase 78,832 shares of the Company’s common stock at a price per share of $1.37. The warrant is exercisable at any time prior to its expiration on June 11, 2013. The full text of the warrant is attached as Exhibit 4.2 to this Current Report and is incorporated by reference herein.

Item 1.02.	Termination of Material Definitive Agreement.

On June 12, 2008 TPTX repaid the outstanding balance of $3,024,141 under its Loan And Security Agreement dated September 27, 2005 with Oxford Finance Corporation and Silicon Valley Bank (the “Prior Agreement”). The Prior Agreement and all instruments and documents related thereto (excluding warrants issued in connection with the Prior Agreement) terminated on June 12, 2008, including without limitation, the termination of all security interests, liens and encumbrances, in connection with the Prior Agreement.

Items 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) The following exhibit is included with this Report:

4.1	Warrant issued to Comerica Bank on June 11, 2008 in connection with the Loan And Security Agreement dated June 11, 2008, by and between Comerica Bank and TPTX, Inc.

10.1	Loan And Security Agreement dated June 11, 2008, by and between Comerica Bank and TPTX, Inc.

10.2	Third Party Security Agreement dated June 11, 2008 by and between Comerica Bank and TorreyPines Therapeutics, Inc.

10.3	Unconditional Guaranty of TorreyPines Therapeutics, Inc. of the Loan and Security Agreement dated June 11, 2008, by and between Comerica Bank and TPTX, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORREYPINES THERAPEUTICS, INC.

Date: June 16, 2008	By:	/s/ Craig Johnson
	Name:	Craig Johnson
	Title:	Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Warrant issued to Comerica Bank on June 11, 2008 in connection with the Loan And Security Agreement dated June 11, 2008, by and between Comerica Bank and TPTX, Inc.

10.1	Loan And Security Agreement dated June 11, 2008, by and between Comerica Bank and TPTX, Inc.

10.2	Third Party Security Agreement dated June 11, 2008 by and between Comerica Bank and TorreyPines Therapeutics, Inc.

10.3	Unconditional Guaranty of TorreyPines Therapeutics, Inc. of the Loan and Security Agreement dated June 11, 2008, by and between Comerica Bank and TPTX, Inc.